EXHIBIT 23.2
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                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
First Oak Brook Bancshares, Inc.:

     We consent to the incorporation by reference in the Registration
Statement on Form S-8 of First Oak Brook Bancshares, Inc. Directors Stock Plan of our report dated February 5, 1999, relating to the consolidated balance sheet of First Oak Brook Bancshares, Inc. and subsidiary as of December 31, 1998, and the related statements of income, changes in shareholders' equity and cash flows for the year ended December 31, 1998, which report appears in the December 31, 1998 annual report on Form 10-K of First Oak Brook Bancshares, Inc.


                                                  /s/  KPMG  LLP
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Chicago, Illinois
October 22, 1999